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                                                                    EXHIBIT 11.2
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COMPUTATION OF FULLY DILUTED EARNINGS PER COMMON SHARE

(In millions, except per share data)

                                                               Years ended
                                                               December 31
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                                                            1996  1995  1994
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
EARNINGS
 Income from continuing operations                          $ 575 $ 371 $ 406
 Total discontinued operations                                 94   278   190
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 Net income available for common stock                      $ 669 $ 649 $ 596
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SHARES
 Weighted average number of common shares outstanding         272   277   280
 Additional shares assuming exercise or conversion of stock
  options, performance share awards and stock purchase plan
  subscriptions                                                 5     5     2
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 Average common shares outstanding                            277   282   282
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FULLY DILUTED EARNINGS PER COMMON SHARE
 INCOME FROM CONTINUING OPERATIONS                          $2.07 $1.32 $1.44
 TOTAL DISCONTINUED OPERATIONS                               0.34  0.99  0.67
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 NET INCOME                                                 $2.41 $2.31 $2.11
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

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